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                                                                    EXHIBIT 10-B


                                 AMENDMENT NO. 1


                                       TO


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         This Amendment No. 1 to Amended and Restated Employment Agreement (this "Amendment") is made and entered into by and between Veritas DGC Inc., a Delaware corporation (hereinafter referred to as "Employer"), and Matthew D. Fitzgerald, an individual currently resident in Houston, Texas (hereinafter referred to as "Employee"), effective as of November 14, 2001.

                                   WITNESSETH:

         WHEREAS, Employer and Employer entered into an Amended and Restated Employment Agreement (the "Agreement") dated effective October 22, 2001 (the "Agreement");

         WHEREAS, Employer and Employee have agreed to make certain modifications to the Agreement to clarify certain aspects of the agreement not to compete;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:

Section 1. Amendment of Agreement.

                  Paragraphs (a) through (c) of Section 12 of the Agreement entitled "Non-Competition; Non-Solicitation; No Hire" are deleted in their entirety and replaced with the following:

                         (a) Employee agrees that, effective as of the Effective Date and for a period that includes the term of this Agreement and (i) eighteen (18) months thereafter in the event of a termination of Employee's employment with Employer described in Section 6(e), and (ii) twelve (12) months thereafter in the event of a termination of Employee's employment with Employer described in Section 6(d) (such applicable period being referred to herein as the "Non-Compete Period"), Employee shall not, without the prior written consent of Employer, directly or indirectly, anywhere in the world, engage, invest, own any interest, or participate in, consult with, render services to, or be employed by any business, person, firm or entity that is in competition with the "Business" (as defined in Section 12(d)) of Employer or any of its subsidiaries or affiliates, except for the account of Employer and its subsidiaries and affiliates; provided, however, that during the Non-Compete Period Employee may acquire, solely as a passive investment, not more than five percent (5%) of the outstanding shares or other units of any security of any entity subject to the requirements of Section 13 or 15(d) of the

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         Exchange Act. Employee acknowledges that a remedy at law for any breach or attempted breach of this covenant not to compete will be inadequate and further agrees that any breach of this covenant not to compete will result in irreparable harm to Employer, and, accordingly, Employer shall, in addition to any other remedy that may be available to it, be entitled to specific performance and temporary and permanent injunctive and other equitable relief (without proof of actual damage or inadequacy of legal remedy) in case of any such breach or attempted breach. Employee acknowledges that this covenant not to compete is being provided as an inducement to Employer to enter into this Agreement and that this covenant not to compete contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of Employer. Whenever possible, each provision of this covenant not to compete shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this covenant not to compete shall be prohibited by or invalid under applicable law, such provision of this covenant not to compete shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this covenant not to compete. If any provision of this covenant not to compete shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this covenant not to compete but shall be confined in its operation to the provision of this covenant not to compete directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this covenant not to compete should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

                        (b) In addition to the restrictions set forth in Section 12(a), Employee agrees that, during the Non-Compete Period, Employee will not, either directly or indirectly, (i) make known to any person, firm or entity that is in competition with the Business of Employer or any of its subsidiaries or affiliates the names and addresses of any of the suppliers or customers of Employer or any of its subsidiaries or affiliates, potential customers of Employer or any of its subsidiaries or affiliates upon whom Employer or any of its subsidiaries or affiliates has called upon in the last twelve (12) months or contacts of Employer or any of its subsidiaries or affiliates or any other information pertaining to such persons, or (ii) call on, solicit, or take away, or attempt to call on, solicit or take away any of the suppliers or customers of Employer or any of its subsidiaries or affiliates, whether for Employee or for any other person, firm or entity.

                        (c) Regardless of the reason for any termination of Employee's employment, effective as of the Effective Date and for a period that includes the term of this Agreement and twelve (12) months thereafter, Employee will not, either on his own account or for any other person, firm, partnership, corporation, or other entity (i) solicit any employee of Employer or any of its subsidiaries or affiliates to leave such employment; or (ii) induce or attempt to induce any such employee to breach her or his employment agreement with Employer or any of its subsidiaries or affiliates.


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Section 2. Effect of Amendment.

         Except as expressly provided in this Amendment, the Agreement remains unchanged and in full force and effect.


         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment effective as of November 14, 2001.


                                          EMPLOYER:

                                          VERITAS DGC INC.



                                          By:
                                              ----------------------------------
                                              David B. Robson
                                              Chairman & Chief Executive Officer


                                          EMPLOYEE:



                                          --------------------------------------
                                          Matthew D. Fitzgerald